UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2014

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36254	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On November 13, 2014, Avid Technology, Inc. (the "Company") issued a press release announcing financial results for the fiscal quarter ended September 30, 2014. A copy of the release is furnished with this report as Exhibit 99.1.

The information contained in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Modification of the Company’s Outstanding Performance-Based Equity Grants & Granting of Restricted Stock Units
Modification of Performance-Based Equity Grants
As previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, the accounting expression of the Company’s business activities has materially changed due to the restatement of the Company’s financial statements. This change in accounting has impaired the viability of the performance targets for certain outstanding equity awards granted before the restatement, including those granted to certain of our Named Executive Officers (“NEOs”), to measure performance in a meaningful way.
As originally conceived, these awards were intended to reward executives for execution against specific initiatives that the Company believed would ultimately drive shareholder value creation.  However, due to the above mentioned change in the accounting expression of the Company’s business activities, the original performance targets - which required performance representing an improvement vs. prior year baselines - were no longer relevant since the baseline measurements themselves were fundamentally altered. For example, because of the significant amount of deferred revenue recorded in connection with the restatement, the net equity amounts used in connection with return of equity metrics is now a negative figure. Therefore, declines in operating performance could lead to increased performance vesting, undermining the original intent of the metric.
Consequently, the Compensation Committee of the Company’s Board of Directors (the “Committee”), after extensive review and consultation with its independent compensation consultant, has determined to modify the previously granted but unexercised equity grants from performance-based to time-based vesting.
The Committee’s decision to modify the awards to time-based vesting was based on the fact that the Company’s executive team has executed against a strategy that has transformed the business and strongly positioned it for shareholder value creation.  The Committee strongly believed that management succeeded relative to the overall objective of these performance awards.
The Committee took into account that following the first 100 days of the new executive team’s tenure, the Company embarked on a three phase operating transformation to execute upon a new strategy informed by rigorous analysis of its business and market, starting with more than 30 initiatives focused on addressing key strategic, operational and cultural challenges. The ultimate goals are to drive growth, improve profitability and enhance cash flow, all of which the Company believes will position it for long-term stockholder value creation.
By modifying outdated performance measures, the Company was able to recognize execution against this strategy and the success to date of Avid Everywhere, appropriately rewarding the executive team for their efforts.
Avid, its advisors and the Compensation Committee felt that a full new set of performance conditions would not appropriately address the outstanding performance transforming the Company to date or the current retention concerns.
The Committee also predicated the award modification on the timely filing of the Company’s Form 10-Q for the quarter ended September 30, 2014. The Committee viewed this filing as a litmus test of successfully having completed the restatement of the Company’s financial statements and continuing to be current in its required filings under the Securities Exchange Act of 1934.
The new vesting schedule will be consistent with the Company’s historic practice of vesting over a four-year period, with 25% vesting at the first anniversary of the original grant date and the remaining 75% vesting in equal quarterly installments thereafter, ending on the fourth anniversary of the original grant date. Awards will be credited for time already served since original grant dates. Additionally, all awards are eligible for a one-time performance-based acceleration as determined by the Committee based on the Company’s 2014 EBITDA results as follows:

EBITDA (M)	Total Vested
$77.9	100%
$70.1	90%
$62.3	75%
$46.8	60%
$31.2	50%

The equity awards of our NEOs that were modified are as follows:

NEO	Title	Options/RSUs	Number Modified	Original Grant Date	Exercise Price of Options
Hernandez, Louis	President and Chief Executive Officer	Options	437,500	02/11/13	$7.87
Frederick, John W.	Executive Vice President, CFO & CAO	Options	280,000	02/11/13	$7.87
Gahagan, Christopher	Sr. Vice President of Products	Options	50,000	07/21/09	$12.84
		RSUs	21,250	02/16/11	N/A
		Options	50,000	07/21/09	$12.84
		Options	50,000	07/21/09	$12.84
Granting of RSUs
During the time period the Company was restating its financial statements and not current with its ongoing reporting obligations, it has not granted restricted stock units (“RSUs”) or shares to its executives, or modified existing awards. If not for the restatement process, annual RSU awards would have been granted during the first quarter of calendar years 2013 and 2014, respectively. In 2014, following the Company’s review of the circumstances surrounding the restatement and evaluation of our compensation programs in the context of the changes in our management in 2013, and considering the importance of retaining and motivating management and key employees during our ongoing transformation, the Committee has determined to reinstitute regular RSU grants and also to make catch-up grants of RSUs. In consideration of the facts that (a) RSUs are an important part of the Company’s equity incentive package, (b) annual RSUs have not been granted in the ordinary course since 2012, and (c) RSUs have not been granted to newly hired executive officers since 2013, and in light of the considerations discussed above, the Committee determined to make certain time-vested RSUs grants to management and key employees, including certain of our NEOs. A portion of each RSU grant is intended to make up for the fact that annual equity awards were not granted during the restatement period, including at the time they normally would have been granted in 2014.
The RSUs granted are time vested, with 33.3% vesting on the first anniversary of the vesting start date and 8.25% for each three-month period thereafter. The vesting start date for each grant is a date determined by the Committee based on the date such grant would have been made in the absence of the restatement.

The following RSU grants were made to our NEOs:

Employee Name	Title	No. of RSUs	Service Periods Covered	Vesting Start Date
Louis Hernandez, Jr.	President and Chief Executive Officer	93,000	2014	2/12/2014
John W. Frederick	Executive Vice President, CFO and CAO	56,000	2014	2/12/2014
Christopher C. Gahagan	Sr. Vice President of Products and Services	48,000	2013	2/12/2013
		48,000	2014	2/12/2014
Jason A. Duva	VP, General Counsel & Corporate Secretary	28,000	2013	2/12/2013
		28,000	2014	2/12/2014

Item 9.01.  Financial Statements and Exhibits.

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

(d)                   Exhibits.

Exhibit Number	Description
99.1*	Press Release dated November 13, 2014

[*Document furnished herewith]

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the press release attached as Exhibit 99.1 hereto, the Form 8-K and press release contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release regarding these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: November 13, 2014	By: /s/ John W. Frederick Name: John W. Frederick Title: Executive Vice President, Chief Financial Officer and Chief Administrative Officer